EXHIBIT 31.1
                                  CERTIFICATION

I, Harold E. Miller, Jr. certify that:

     1.   I  am  the  senior  officer  of  Franklin  Capital   Corporation  (the
          "Servicer") in charge of servicing;

     2. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report of Franklin Auto Trust 2003-1;

     3. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

     4. Based on my knowledge, the distribution information and the servicing information required to be provided to the Indenture Trustee by the Servicer under the Sale and Servicing Agreement is included in these reports;

     5. I am responsible for reviewing the activities performed by the Servicer under the Sale and Servicing Agreements and based upon my knowledge and the annual compliance review required under the Sale and Servicing Agreement, except as disclosed in the reports, the Servicer has fulfilled its obligations under the Sale and Servicing Agreement; and

     6. The reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the standard as set forth in the Sale and Servicing Agreement that is included in these reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Sale and Servicing Agreements, dated June 1, 2003 (the "Sale and Servicing Agreement"), respectively, among Franklin Receivables LLC, Franklin Resources, Inc., the Servicer and the Trusts.


Date: December 5, 2003              /S/ HAROLD E. MILLER, JR.
                                    -------------------------
                                    HAROLD E. MILLER, JR.
                                    President & Chief Executive Officer
                                    (Chief Servicing Officer)